Exhibit 99.2
Castellum Announces Pricing of $4.5 Million Public Offering of Common Stock and Warrants
VIENNA, Va., Mar. 16, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (the “Company” and “Castellum”) (NYSE-American: CTM), a cybersecurity, electronic warfare, and software services company focused on the federal government, today announced the pricing of its previously announced public offering of 4,500,000 Units at a public offering price of $1.00 per Unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. The warrants will be immediately exercisable at $1.08 per share and will expire 60 days from the date of issuance. The shares of common stock and warrants are immediately separable and will be issued separately.
Gross proceeds from the offering are expected to be approximately $4.5 million before deducting placement agent fees and estimated offering expenses. Castellum intends to use the net proceeds of the offering for working capital and general corporate purposes.
Maxim Group LLC is acting as the sole placement agent, on a reasonable best-efforts basis for the offering.
The closing of the offering is expected to occur on or about March 18, 2025 subject to satisfaction of customary closing conditions.
A shelf registration statement on Form S-3 (File No. 333-284205) relating to the securities being offered was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on January 24, 2025. The shares of common stock and shares underlying the warrants are being offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the public offering have been filed with the SEC. A final prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and accompanying prospectus relating to the public offering may be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus, together with the information incorporated by reference therein, for more complete information about the Company and the proposed offering. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Castellum, Inc.
Castellum, Inc. (NYSE-American: CTM) is a defense-oriented technology company that is executing strategic acquisitions in the cybersecurity, MBSE, and information warfare areas - http://castellumus.com/.
Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Words such as “will,” “would,” “believe,” and “expects,” and similar language or phrasing are indicative of forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to close the described equity financing; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in Item 1A. “Risk Factors” section of the Company’s recently filed Form 10-Q, Item 1A. "Risk Factors” in the Company’s most recent Form 10-K, and other filings with the Securities and Exchange Commission which can be viewed at www.sec.gov. These risks and uncertainties, or not closing the described potential equity financing in this press release, could cause the Company's actual results to differ materially from those indicated in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.
Contact:
Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
Contact: Info@castellumus.com
A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/590352b6-41bd-42db-ae52-4ac6cdaa126b